Exhibit 99.1

GrowGeneration to Host its 2020 Annual Meeting of Stockholders in Virtual Format Only

DENVER, April 22, 2020 /PRNewswire/ - GrowGeneration Corp. (NASDAQ:GRWG), (“GrowGen” or the “Company”), the largest chain of specialty hydroponic and organic garden centers, with currently 27 locations, today announced that, due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic and recommendations and orders from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local governmental authorities, its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will now be held by means of remote communication only. The date and time of the Annual Meeting (Monday, May 11, 2020 at 4:00 p.m., Eastern Daylight Time), as disclosed in the Company’s proxy statement for the meeting, have not changed.

Attending the Virtual Annual Meeting

Stockholders as of the close of business on March 12, 2020 (the “Record Date”) may attend the Annual Meeting via teleconference by dialing 888-664-6383; access code: 30609642.

Access to the conference line will begin at 3:45 p.m., EDT. Stockholders will not be able to attend the meeting in person.

Virtual attendance at the Annual Meeting also constitutes presence in person for purposes of quorum at the meeting.

How can stockholders vote prior to the Annual Meeting?

We encourage stockholders to submit their votes in advance of the Annual Meeting. If you vote in advance of the meeting using one of the following methods, you may still participate and change your vote electronically (see next section) at the meeting.

If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy prior to the Annual Meeting:

1. Over the Internet — You may go to at www.proxyvote.com and complete the electronic proxy card. Please have your 16-digit control number in hand when accessing this website. Your vote must be submitted by 11:59 p.m., EDT, on May 8, 2020.

2.  By Telephone — You may authorize the voting of your shares by calling 1-800-690-6903 (please note this number is different from the dial in number for the Annual Meeting).  Please have your 16-digit control number in hand when calling this number. Your vote must be submitted by 11:59 p.m., EDT, on May 8, 2020.

3. By Mail — If you have chosen to receive a full package of proxy materials which include a proxy card, you may mail the proxy card by following the instructions set forth in the proxy card. You may use the postage prepaid envelope provided in the package to mail the proxy card.  If you sign your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board.  Unsigned proxy cards will not be voted. Your proxy card must be received prior to the end of the Annual Meeting.

If you hold your shares through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other institution.  If you hold shares in street name and wish to vote the shares yourself, you must present a legal proxy validating your ownership of the shares that you intend to vote from your bank, broker or other institution that held your shares as of the Record Date.

How can stockholders vote during the Annual Meeting?

If you are a record holder, you may continue to submit your vote during the period from the cut-off time indicated in the section above to the adjournment of the Annual Meeting by submitting your signed proxy card directly to the Company:

1. By e-mail to: proxy@growgeneration.com

2. By fax to: (720) 577-2284

If you are a “street name” holder, you may submit your vote to the above e-mail or fax by providing a legal proxy validating your ownership of the shares.

Can stockholders ask questions at the Annual Meeting?

Like annual meetings of the Company in past years, stockholders will have the opportunity to ask management questions after the formal portion of the Annual Meeting.

Notice about Amendment to Proxy Statement

On or about April 22, 2020, the Company plans to file an amendment (the “Amendment”) to its proxy statement (the “Proxy Statement”) previously filed with the Securities and Exchange Commission on March 27, 2020. This press release should be read in conjunction with the Proxy Statement and the Amendment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, MAY 11, 2020

The Notice of the 2020 Annual Meeting of Stockholders, the Proxy Statement, the Amendment to Proxy Statement, and the Annual Report for Fiscal Year ended December 31, 2019 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number in hand when accessing this website.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 27 stores, which include 5 locations in Colorado, 5 locations in California, 2 locations in Nevada, 1 location in Washington, 4 locations in Michigan, 1 location in Rhode Island, 4 locations in Oklahoma, 1 location in Oregon, 3 locations in Maine and 1 location in Florida. GrowGen also operates an online superstore for cultivators, located at https://growgen.pro/. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all the major states in the U.S. and Canada. Management estimates that roughly 1,000 hydroponic stores are in operation in the U.S. By 2020 the market is estimated to reach over $23 billion with a compound annual growth.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as "look forward," "believe," "continue," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Connect:

●	Website: www.GrowGeneration.com

●	E-commerce: https://growgen.pro/

●	Instagram: growgen

●	Facebook: GrowGenerationCorp

●	Twitter: @GrowGenOK

Company Inquiries:

GrowGeneration Corp.
610-216-0057
michael@growgeneration.com